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                                                                      EXHIBIT 11


                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                             Five Months Ended        Two Months Ended
                                                                December 31,             December 31,
                                                           --------------------     --------------------
                                                             1995         1994        1995         1994
                                                           -------      -------     -------      -------
PRIMARY:
Average common share outstanding  . . . . . . . . . . . .    1,331        1,372       1,328        1,372

Dilutive stock options based on the treasury stock method
  using the period end market price   . . . . . . . . . .       --           --          --           --
                                                           -------      -------     -------      -------

Average common and common share equivalents
  outstanding   . . . . . . . . . . . . . . . . . . . . .    1,331        1,372       1,328        1,372
                                                           =======      =======     =======      =======

Net loss  . . . . . . . . . . . . . . . . . . . . . . . .  $(3,265)     $(5,029)    $(1,566)     $(3,767)
                                                           =======      =======     =======      =======

Net loss per share  . . . . . . . . . . . . . . . . . . .  $ (2.45)     $ (3.67)    $ (1.18)     $ (2.75)
                                                           =======      =======     =======      =======

FULLY DILUTED:
Average common and common share equivalents
  outstanding - primary   . . . . . . . . . . . . . . . .    1,331        1,372       1,328        1,372
                                                           =======      =======     =======      =======

Net loss  . . . . . . . . . . . . . . . . . . . . . . . .  $(3,265)     $(5,029)    $(1,566)     $(3,767)
                                                           =======      =======     =======      =======

Net loss per share  . . . . . . . . . . . . . . . . . . .  $ (2.45)     $ (3.67)    $ (1.18)     $ (2.75)
                                                           =======      =======     =======      =======
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